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                                                              EXHIBIT 99.B1(b)

                              STATE OF DELAWARE

                      OFFICE OF THE SECRETARY OF STATE

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         I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO
HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF BUSINESS TRUST OF "MASTER INVESTMENT PORTFOLIO" FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF OCTOBER, A.D. 1993, AT 9 O'CLOCK A.M.




                                    /s/ William T. Quillen
                                    -------------------------------------
                         [SEAL]     William T. Quillen,
                                    Secretary of State

                                    AUTHENTICATION:  4111843

                                    DATE:  10/21/1993
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                                                             State of Delaware
                                                            Secretary of State
                                                      Division of Corporations
                                                    Filed 09:00 AM  10/21/1993
                                                             932945289-2356195

                           CERTIFICATE OF TRUST OF
                         MASTER INVESTMENT PORTFOLIO
                         ---------------------------

         THIS Certificate of Trust of Master Investment Portfolio (the "Trust"), dated October 20, 1993, is being duly executed and filed by Beth A. Stephens, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss. 3801, et seq.).
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         1.     Name.  The name of the business trust formed hereby is Master
                ----
Investment Portfolio.

         2.     Registered Agent.  The business address of the registered
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office of the Trust in the State of Delaware is One Rodney Square, 10th Floor,
Tenth and King Streets in the City of Wilmington, County of New Castle, 19801. The name of the Trust's registered agent at such address is RL&F Service Corp.

         3.     Effective Date.  This Certificate of Trust shall be effective
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upon the date and time of filing.

         4.     Series Trust.  Notice is hereby given that pursuant to Section
                ------------
3804 of the Delaware Business Trust Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only and not against the assets of the Trust generally. The Trust will be a registered investment company under the Investment Company Act of 1940, as amended.
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         IN WITNESS WHEREOF, the undersigned, being the sole trustee of the
Trust, has executed this Certificate of Trust as of the date first above-written.

                                           /s/ Beth A. Stephens
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                                           Beth A. Stephens, Sole Trustee